                                                                    Exhibit 99.1

                        Viewpoint Corporation Letterhead

Contact: Viewpoint:                      or         Investor Relations:
         Chief Financial Officer                    Financial Dynamics

         William H. Mitchell                        Kellie Nugent
         212-201-0800                               212-850-5600
         whmitchell@viewpoint.com                   knugent@fd-us.com

 VIEWPOINT CORPORATION ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2003 FINANCIAL
                                     RESULTS

New York, NY - February 25, 2004 - Viewpoint Corporation (NASDAQ: VWPT), a leading provider of Internet graphics and delivery systems, today announced fourth quarter and fiscal year 2003 financial results.

Total revenue for the fourth quarter 2003 was $2.5 million compared to $2.5 million in the third quarter and $2.7 million for the fourth quarter 2002. Fourth quarter revenue changed from the prior quarter principally due to an increase in license revenue relating to Viewpoint's amended contract with a related third party, America Online, Inc., that was offset by a decline in service revenue. The Company reported a net loss of $3.2 million, or ($0.07) per share. These results were based upon an operating loss of $3.3 million, which included $0.3 million of non-cash stock-based compensation, $0.2 million of depreciation and amortization of intangible assets, and $0.1 million of restructuring charges. This compares to a net loss of $5.5 million or ($0.12) per share in the third quarter 2003, which was based on an operating loss of $6.0 million including $0.5 million of non-cash stock-based compensation, $0.4 million of depreciation and amortization of intangible assets, and $0.7 million of restructuring charges. The net loss for the fourth quarter 2002 of $7.3 million or ($0.18) per share was based on an operating loss of $7.3 million that included $1.2 million of non-cash stock based compensation and $0.5 million of depreciation and amortization of intangible assets.

For the twelve months ended 2003, Viewpoint reported total revenue of $13.5 million compared to $18.1 million for the same period in 2002. The decrease in revenue came from a reduction in license revenue of $8.6 million offset by an increase in service revenue of $4.0 million. The Company reported a net loss of $21.5 million, or ($0.47) per share, for the twelve months ended 2003. These results were based upon an operating loss of $20.4 million, which included $2.7 million of non-cash stock-based compensation, $1.6 million of depreciation and amortization of intangible assets, and $2.0 million of restructuring charges. This compares to a net loss of $25.9 million, or ($0.64) per share, for the same period in 2002. These results were based upon an operating loss of $26.1 million for the twelve months ended 2002, which included $5.4 million of non-cash stock-based compensation, $2.6 million of depreciation and amortization of intangible assets, and $6.3 million of impairment of goodwill and other intangible assets.

Viewpoint's cash, cash equivalents, and marketable securities as of December 31, 2003 were $9.5 million compared to $11.6 million at December 31, 2002.

                                     -MORE-

"We made significant progress in the second half of 2003," said Jay Amato, President and Chief Executive Officer of Viewpoint. "We vigorously managed expenses while identifying new ways to utilize our technology in order to drive revenue growth. Our recently announced new product offerings with Yahoo!/Overture and CBS Sportsline illustrate how we are creating new revenue streams based upon our unique technology and broad distribution network. In addition, our new licensing structure is designed to make Viewpoint technology easily accessible to a vastly increased developer base and to drive the adoption of our platform. We believe that this strategy puts us on a clear path to profitability."

In a separate announcement yesterday, Viewpoint announced the search initiative incorporating the Company's innovative visualization technology called Graphically Enhanced Search (GES) with the growing strength of Yahoo!/Overture's backend search capabilities to create the Viewpoint Toolbar.

"Partnering with Yahoo!/Overture and entering the rapidly growing search business is a major milestone for Viewpoint," said Mr. Amato. "On a worldwide basis in 2003, almost 550 million Internet searches were initiated daily, generating an estimated $2.0 billion in revenue for the year. Industry analysts anticipate the search market growing to nearly $5.0 billion by 2008. Through our partnership with Yahoo and our newly announced Viewpoint Toolbar, we are positioning Viewpoint to be at the forefront of that growth. We are transforming the way end-users view the world online and will transform how they make inquires through the Web using the Viewpoint Toolbar."

In addition, the Company recently announced that CBS Sportsline.com became the first of its clients to use "AirTime," a part of Viewpoint's Creative Innovator ad deployment and management systems. Just in time for the NCAA's March Madness, CBS Sportsline.com's advertisers will be able to easily replace conventional, static ads with high quality video advertisements enabling instant, reliable video ad playback. CBS Sportsline.com advertisers will also have the ability to measure the effectiveness of their advertisements while giving the end user a dynamically vibrant overall Web experience without an interruption such as buffering. The one-year agreement enables Sportsline to deploy AirTime for all its advertisers going forward.

Mr. Amato concluded, "These partnerships seamlessly fit with our core business and other product offerings and are a next-step for Viewpoint. We are pleased with the changes we have made and the current direction of the business. We believe that the Company will reap the benefits of the programs in place and are optimistic that we will reach profitability by early 2005."

CONFERENCE CALL

The Company will host a conference call on Wednesday, February 25, 2004 at 9:00 A.M. (Eastern Standard Time) to discuss fourth quarter and fiscal year 2003 financial results.

The conference call will be available via the Internet in the Investor Relations section of Viewpoint's Web site at http://www.viewpoint.com, as well as through CCBN at www.companyboardroom.com. If you are not able to access the live Web cast, dial in information is as follows:

Toll-Free Telephone Number:     (800) 603-7883


International Telephone Number: (706) 643-1946

Reservation Number: 5245782

Please note: participants should call at least 10 minutes prior to the start of the call.

A complete replay of the conference call will be available approximately one hour after the completion of the call by dialing 800-633-8284 through Wednesday, March 3, 2004. Callers should enter the reservation number above to access the recording.

                                       ###

ABOUT VIEWPOINT

Viewpoint Corporation is a premiere interactive-visualization distribution company providing visual application development, content assembly and delivery technology to leading companies such as America Online, IBM, CBS SportsLine, Kimberly Clark, Electronic Arts, General Motors, Lexus, Toyota, Scion, Samsung, HP-Compaq, and Sony.

The company has 100 employees at its headquarters in New York City and in San Francisco, Los Angeles, Chicago, and Detroit.

This press release may contain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint's current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Viewpoint's actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include those described in the Company's filings and reports on file with the Securities and Exchange Commission as well as the lack of assurances that Viewpoint's strategy of making Viewpoint technology more easily accessible to an increased developer's base will drive the adoption of the Viewpoint platform; Viewpoint's current strategy will put Viewpoint on a clear path of profitability; Viewpoint's partnership with Yahoo and Viewpoint's Toolbar will put Viewpoint at the forefront of the growth of the search market; or that Viewpoint will reap the benefits of the programs in place and reach profitability by early 2005.

Viewpoint, Airtime and Graphically Enhanced Search are either registered trademarks or trademarks of Viewpoint Corporation. Other product and company names herein may be trademarks of their respective owners. Copyright 2003 Viewpoint Corporation. All rights reserved.

                                 -TABLES FOLLOW-

                              VIEWPOINT CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                 THREE MONTHS ENDED
                                                          --------------------------------
                                                             DECEMBER 31,       SEPTEMBER,
                                                          ------------------    ----------
                                                            2003       2002       2003
                                                          -------    -------    -------
Revenues:
  Licenses ............................................   $   117    $   910    $   317
  Related party licenses ..............................       669        625         --
  Services ............................................       586        629      1,508
  Related party services ..............................     1,140        487        693
                                                          -------    -------    -------
TOTAL REVENUES ........................................     2,512      2,651      2,518
                                                          -------    -------    -------

Cost of revenues:
  Licenses ............................................         1        102         21
  Services ............................................       809        640      1,419
                                                          -------    -------    -------
TOTAL COST OF REVENUES ................................       810        742      1,440
                                                          -------    -------    -------
GROSS PROFIT ..........................................     1,702      1,909      1,078
                                                          -------    -------    -------

Operating expenses:
  Sales and marketing .................................     1,042      4,343      1,549
  Research and development ............................       948        909        765
  General and administrative ..........................     2,363      2,164      3,137
  Non-cash stock-based compensation charges ...........       320      1,249        520
  Depreciation ........................................       238        499        383
  Amortization of intangible assets ...................         1         --          1
  Restructuring charges ...............................       138         --        674
  Impairment of goodwill and other intangible assets ..        --         --         --
                                                          -------    -------    -------
TOTAL OPERATING EXPENSES ..............................     5,050      9,164      7,029
                                                          -------    -------    -------
LOSS FROM OPERATIONS ..................................    (3,348)    (7,255)    (5,951)
                                                          -------    -------    -------

Other income (expense):
  Interest and other income, net ......................       212         20          8
  Interest expense ....................................      (215)        --       (257)
  Changes in fair values of warrants to purchase common
    stock and conversion options of convertible notes .       199         --        667
                                                          -------    -------    -------
TOTAL OTHER INCOME (EXPENSE) ..........................       196         20        418
                                                          -------    -------    -------

LOSS BEFORE PROVISION FOR INCOME TAXES ................    (3,152)    (7,235)    (5,533)
Provision for income taxes ............................        42        107         26
                                                          -------    -------    -------

NET LOSS FROM CONTINUING OPERATIONS ...................    (3,194)    (7,342)    (5,559)
Adjustment to net loss on disposal of discontinued
     Operations .......................................        --         25         41
                                                          -------    -------    -------

NET LOSS ..............................................   $(3,194)   $(7,317)   $(5,518)
                                                          =======    =======    =======

BASIC AND DILUTED NET LOSS PER COMMON SHARE:

  Net loss per common share from continuing operations    $ (0.07)   $ (0.18)   $ (0.12)
  Net income per common share from discontinued
     Operations .......................................        --         --         --
                                                          -------    -------    -------
NET LOSS PER COMMON SHARE .............................   $ (0.07)   $ (0.18)   $ (0.12)
                                                          =======    =======    =======

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -- BASIC
     AND DILUTED ......................................    47,704     41,004     45,987
                                                          =======    =======    =======

                              VIEWPOINT CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                            TWELVE MONTHS ENDED
                                                                DECEMBER 31,
                                                           --------------------
                                                             2003        2002
                                                           --------    --------
Revenues:
  Licenses .............................................   $  2,283    $  5,039
  Related party licenses ...............................      1,729       7,554
  Services .............................................      4,291       3,302
  Related party services ...............................      5,226       2,244
                                                           --------    --------
TOTAL REVENUES .........................................     13,529      18,139
                                                           --------    --------

Cost of revenues:
  Licenses .............................................         97         353
  Services .............................................      5,776       3,587
                                                           --------    --------
TOTAL COST OF REVENUES .................................      5,873       3,940
                                                           --------    --------
GROSS PROFIT ...........................................      7,656      14,199
                                                           --------    --------

Operating expenses:
  Sales and marketing ..................................      8,200      13,495
  Research and development .............................      3,377       3,636
  General and administrative ...........................     10,196       8,811
  Non-cash stock-based compensation charges ............      2,708       5,422
  Depreciation .........................................      1,543       1,962
  Amortization of intangible assets ....................         10         664
  Restructuring charges ................................      2,023          --
  Impairment of goodwill and other intangible assets ...         --       6,275
                                                           --------    --------
TOTAL OPERATING EXPENSES ...............................     28,057      40,265
                                                           --------    --------

LOSS FROM OPERATIONS ...................................    (20,401)    (26,066)
                                                           --------    --------

Other income (expense):
  Interest and other income, net .......................        254         153
  Interest expense .....................................       (958)         --
  Loss on early extinguishment of debt .................     (1,682)         --
  Changes in fair values of warrants to purchase common
    stock and conversion options of convertible notes ..      1,209          --
TOTAL OTHER INCOME (EXPENSE) ...........................     (1,177)        153
                                                           --------    --------

LOSS BEFORE PROVISION FOR INCOME TAXES .................    (21,578)    (25,913)
Provision for income taxes                                       81         107
                                                           --------    --------

NET LOSS FROM CONTINUING OPERATIONS ....................    (21,659)    (26,020)
Adjustment to net loss on disposal of discontinued
     Operations ........................................        157         127
                                                           --------    --------
NET LOSS ...............................................   $(21,502)   $(25,893)
                                                           ========    ========
BASIC AND DILUTED NET LOSS PER COMMON SHARE:
  Net loss per common share from continuing operations .   $  (0.47)   $  (0.64)
  Net income per common share from discontinued
     Operations                                                  --          --
                                                           --------    --------
NET LOSS PER COMMON SHARE ..............................   $  (0.47)   $  (0.64)
                                                           ========    ========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -- BASIC
     AND DILUTED .......................................     45,280      40,759
                                                           ========    ========

                              VIEWPOINT CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                          DECEMBER 31,   DECEMBER 31,
                                                              2003           2002
                                                           ---------      ---------
ASSETS
Current assets:
  Cash and cash equivalents ............................   $   8,530      $  10,678
  Marketable securities ................................         958            890
  Accounts receivable, net .............................         650          2,925
  Related party accounts receivable, net ...............         914            838
  Notes receivable, net ................................          --            750
  Prepaid expenses and other current assets ............         694            599
                                                           ---------      ---------
          Total current assets .........................      11,746         16,680

Restricted cash ........................................         388            987
Property and equipment, net ............................       1,859          3,591
Goodwill, net ..........................................      31,276         31,276
Intangible assets, net .................................         186            165
Other assets ...........................................         288            653
                                                           ---------      ---------
          TOTAL ASSETS .................................   $  45,743      $  53,352
                                                           =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable .....................................   $   1,177      $   2,962
  Accrued expenses .....................................       1,094            388
  Due to related parties, net ..........................        --            2,920
  Deferred revenues ....................................         423            334
  Related party deferred revenues ......................       4,952            249
  Accrued incentive compensation .......................         545            545
  Current liabilities related to discontinued operations         231            231
                                                           ---------      ---------
          Total current liabilities ....................       8,422          7,629

Accrued expenses .......................................         400            371
Related party deferred revenue .........................       4,706             --

Convertible notes ......................................       2,837          6,712
Warrants to purchase common stock ......................         110            288
Subordinated notes .....................................       1,801             --

Stockholders' equity:
Preferred stock ........................................          --             --
Common stock ...........................................          50             41
Paid-in capital ........................................     274,351        267,569
Deferred compensation ..................................        (275)        (4,130)
Treasury stock .........................................      (1,015)        (1,015)
Accumulated other comprehensive loss ...................         (65)           (36)
Accumulated deficit ....................................    (245,579)      (224,077)
                                                           ---------      ---------
          Total stockholders' equity ...................      27,467         38,352
                                                           ---------      ---------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...   $  45,743      $  53,352
                                                           =========      =========


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